Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Acadia Healthcare Company, Inc. (the “Company”) for the quarterly period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joey A. Jacobs, Chief Executive Officer of the Company, and I, Jack E. Polson, Chief Financial Officer of the Company, each certify, for the purpose of complying with 18 U.S.C. Section 1350 and Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 27, 2012

/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman of the Board and Chief Executive Officer

/s/ Jack E. Polson
Jack E. Polson
Executive Vice President, Chief Financial Officer